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                                                                       EXHIBIT 8


                           WEIL, GOTSHAL & MANGES LLP
      A Limited Liability Partnership Including Professional Corporations
                   767 Fifth Avenue, New York, NY 10153-0119
                                 (212) 310-8000
                              Fax: (212) 310-8007


                                 June 28, 1996


IMO Industries Inc.
1009 Lenox Drive, Building Four West
Lawrenceville, NJ 08648

Ladies and Gentlemen:

        You have requested our opinion regarding certain federal income tax consequences of (i) the exchange pursuant to the offer (the "Exchange Offer") by Imo Industries Inc. (the "Company") of its 11-3/4% Senior Subordinated Notes due 2006 (the "New Notes") for its 11-3/4% Senior Subordinated Notes due 2006 (the "Old Notes") and (ii) the ownership, sale and redemption of the New Notes.

        In formulating our opinion as to the matters certified, we have examined such documents as we have deemed appropriate, including the Registration Statement of the Company on Form S-4 (Registration No. 333-3477) dated May 10, 1996, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended to the date hereof (such Registration Statement as so amended being referred to hereinafter as the "Registration Statement"). Also, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company.


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IMO Industries Inc.
June 28, 1996
Page 2

        The terms of the Exchange Offer, of the Old Notes and of the New Notes, in each case as set forth in the Registration Statement, are incorporated herein by reference.

        Subject to the foregoing, and based upon the terms of the Exchange Offer and the terms of the Old Notes and of the New Notes, as set forth in the Registration Statement, it is our opinion that the legal discussion of the material federal income tax consequences of consummating the Exchange Offer and holding and disposing of the New Notes, as set forth under the heading "Certain U.S. Federal Income Tax Considerations" in the Registration Statement, is accurate in all material respects.

        The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated and proposed thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to herein.

        We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.

                                        Very truly yours,

                                        /s/ Weil, Gotshal & Manges LLP